UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 1, 2010

REHABCARE GROUP, INC.
(Exact name of Company as specified in its charter)

Delaware	001-14655	51-0265872
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7733 Forsyth Boulevard
Suite 2300
St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

(800) 677-1238
(Company's telephone number, including area code)

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Reference is made to the Rights Agreement (the “Rights Agreement”), dated as of August 28, 2002, by and between Rehabcare Group, Inc. (the “Company”) and Computershare Trust Company, Inc. (now known as Computershare Trust Company, N.A.), as Rights Agent (the “Rights Agent”), (incorporated herein by reference to Exhibit 1 to the Company’s Form 8-A12B, filed with the Securities and Exchange Commission on September 25, 2002).  On April 1, 2010, the Company and the Rights Agent entered into an amendment (the “Amendment”) to the Rights Agreement.  Pursuant to the Amendment, the Final Expiration Date of the Rights (each as defined in the Rights Agreement) was advanced from October 1, 2012 to April 1, 2010.  As a result of the Amendment, as of the close of business on April 1, 2010, the Rights will no longer be outstanding and will not be exercisable and the Rights Agreement will terminate and be of no further force and effect.

The Amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

See the information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K, which is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits See exhibit index immediately following signature page

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2010

REHABCARE GROUP, INC.

By:	/s/ Jay W. Shreiner
Name:	Jay W. Shreiner
Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1
Amendment dated April 1, 2010 to Rights Agreement dated as of August 28, 2002, by and between Rehabcare Group, Inc. and Computershare Trust Company, N.A. (successor to Computershare Trust Company, Inc.).